UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2018

RMG NETWORKS HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15301 North Dallas Parkway Suite 500 Addison, TX	75001
(Address of Principal Executive Offices)	(Zip Code)

(800) 827-9666

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☒                                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

* * * * *

Item 5.02.                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(a)                                 On August 2, 2018, Mr. Jeffrey Hayzlett, Mr. Alan Swimmer, and Mr. Jonathan Trutter resigned as members of the Board of Directors (the “Board”) of RMG Networks Holdings Corporation (the “Company”) effective August 2, 2018.  Mr. Hayzlett, Mr. Swimmer and Mr. Trutter were members of the Audit Committee, the Compensation Committee and the Special Committee of the Board, and Mr. Swimmer and Mr. Trutter were members of the Nominating and Corporate Governance Committee of the Board. Mr. Trutter was the chairperson of the Audit Committee, the Nominating and Corporate Governance Committee and the Special Committee, and Mr. Swimmer was the chairperson of the Compensation Committee.

As previously announced, the Company had received an alternative proposal from a third party, Hale Capital Partners, Inc. (“Hale”), to engage in a recapitalization transaction with the Company during the “go-shop” period provided for in the existing merger agreement (the “Merger Agreement”) between the Company and entities owned by Mr. Gregory Sachs, the Company’s executive chairman, which was modified after negotiations between the Special Committee, in consultation with its financial advisors and legal counsel, and Hale (as so modified, the “Hale Transaction”).

At a meeting held by the Special Committee on August 1, 2018, the Special Committee unanimously determined that the Hale Transaction would result in a transaction more favorable to the Company’s stockholders than the Merger Agreement and the transactions contemplated by the Merger Agreement and recommended to the Board that the Board, among other things, declare the Hale Transaction to be a “Superior Proposal” (as defined in the Merger Agreement).

Immediately following the Special Committee meeting, the Board held a meeting attended by each of the six members of the Board. At that meeting, the Board considered whether to declare the Hale Transaction to be a “Superior Proposal” (as defined in the Merger Agreement).  After discussion, each member of the Special Committee, Mr. Hayzlett, Mr. Swimmer, and Mr. Trutter, voted in favor of the matter, Mr. Robert Michelson and Mr. Larry Weber voted against the matter, and Mr. Gregory Sachs abstained from voting. The Company’s bylaws provide that, with certain exceptions not applicable to this matter, approval of a matter requires the affirmative vote of a majority of the directors present at any meeting of the Board at which there is a quorum.  As a result, the matter did not pass.

At the Board meeting, legal counsel to the Special Committee stated that, in the view of the Special Committee, it was inappropriate for Mr. Sachs to attend the Board meeting and participate in the Board’s discussion of the Hale Transaction; Mr. Sachs stated that it was his understanding that Delaware law permitted him to do so as a director and executive chairman of the Company and that the support of either of the two other non-committee directors in attendance would result in approval of the Hale Transaction.  Following the vote on the matter, members of the Special Committee also expressed concern over the outcome of the vote.  Although their letters of resignation did not express a reason for the resignations of the members of the Special Committee, the Company believes that their disagreement with Mr. Sachs’ attendance and participation in the discussion of the Hale Transaction and the outcome of the Board vote on the Hale Transaction were the reasons for their resignations.

Important Additional Information and Where to Find It

In connection with the proposed merger contemplated by the Merger Agreement, the Company filed with the Securities and Exchange Commission (“SEC”) a preliminary proxy statement and other documents relating to the proposed merger on July 27, 2018. When completed, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the Company’s stockholders.  INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES

THERETO. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by the Company at the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from RMG by directing such request to RMG Networks Holding Corporation, 15301 North Dallas Parkway, Suite 500,  Addison, TX, Attention: Corporate Secretary, Telephone: (800) 827-9666.

The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of the Company’s participants in the solicitation, which may be different than those of the Company stockholders generally, is set forth in the Company’s proxy statements, Annual Reports on Form 10-K, and in the proxy statement relating to the merger, previously filed with the SEC. To the extent holdings of such participants in the Company’s securities are not reported, or have changed since the amounts described in the proxy statements, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Item 8.01.                                        Other Events

The information contained in Item 5.02 is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit No.	Description
99.1	Letter of resignation of Jeffrey Hayzlett, dated August 2, 2018
99.2	Letter of resignation of Alan Swimmer, dated August 2, 2018
99.3	Letter of resignation of Jonathon Trutter, dated August 2, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: August 7, 2018

RMG NETWORKS HOLDING CORPORATION

By:	/s/ Robert R. Robinson
Name: Robert R. Robinson
Title: Senior Vice President, General Counsel and Secretary